EXHIBIT 99.1
GoPro Announces Third Quarter Results
Revenue of $259 million
GoPro Subscribers Grew 2% Year-over-Year to 2.56 million
Subscription and Service Revenue was $27.5 million, Up 11% Year-over-Year
Announced Updated Restructuring Plan to Substantially Reduce Operating Expenses

SAN MATEO, Calif., November 7, 2024 - GoPro, Inc. (NASDAQ: GPRO) announced financial results for its third quarter ended September 30, 2024, and posted management commentary, including forward-looking guidance, in the investor relations section of its website at https://investor.gopro.com.
“In Q3, revenue of $259 million exceeded the midpoint of our guidance, and our subscriber base grew 2% to 2.56 million,” said Brian McGee, GoPro’s CFO and COO. “Subscription and service revenue grew 11% year-over-year as ARPU grew 9% primarily related to long-term subscribers continuing to renew as well as growth in our Premium+ subscription.”
“While 2024 has been a challenging year for GoPro, the consumer digital imaging market is growing, and we believe our product roadmap will enable us to grow with it. And we believe our significantly reduced 2025 operating expenses will position us to pursue this growth opportunity as a profitable company,” said Nicholas Woodman, GoPro’s founder and CEO.
Q3 2024 Financial Results
•Revenue was $259 million, down 12% year-over-year.
•Subscription and service revenue increased 11% year-over-year to $27.5 million, primarily due to improving retention rates as well as growth of our Premium+ subscribers that resulted in 9% ARPU growth. GoPro subscriber count ended Q3 at 2.56 million, up 2% year-over-year.
•Revenue from the retail channel was $208 million, or 80% of total revenue and down 10% year-over-year. GoPro.com revenue, including subscription and service revenue, was $51 million, or 20% of total revenue and down 19% year-over-year.
•GAAP net loss was $8 million, or a $(0.05) loss per share, compared to a net loss of $4 million or $(0.02) loss per share, in the prior year period.
•Non-GAAP net loss was $0.5 million, or breakeven on a per share basis, compared to non-GAAP net income of $9 million, or $0.06 per share, in the prior year period.
•GAAP and non-GAAP gross margin was 35.5% and 35.6%, respectively. This compares to GAAP and non-GAAP gross margin of 32.0% and 32.2%, respectively, in the prior year period.
•Adjusted EBITDA was $5 million, a $39 million sequential improvement, and compared to $7 million in the prior year period.
•Cameras with Manufacturer’s Suggested Retail Prices (MSRP) at or above $400 represented 74% of Q3 2024 camera revenue. Q3 2024 Street ASP was $294, an 8% decrease year-over-year.
•Cash and marketable securities were down slightly sequentially at $130 million.
Recent Business Highlights

•In September, we launched two new products, our flagship HERO13 Black and our entry-level camera, the tiny form factor 4K HERO, priced at $199.
•We updated our restructuring plan for Q4 2024 to significantly reduce operating expenses and position GoPro for profitability in 2025.
Results Summary:

	Three months ended September 30,
($ in thousands, except per share amounts)	2024	2023	% Change
Revenue	$258,898	$294,299	(12.0)%
Gross margin
GAAP	35.5%	32.0%	350 bps
Non-GAAP	35.6%	32.2%	340 bps
Operating income (loss)
GAAP	$(8,011)	$(3,787)	111.5%
Non-GAAP	$950	$5,745	(83.5)%
Net income (loss)
GAAP	$(8,211)	$(3,684)	122.9%
Non-GAAP (1)	$(463)	$8,996	(105.1)%
Diluted net income (loss) per share
GAAP	$(0.05)	$(0.02)	150.0%
Non-GAAP (1)	$(0.00)	$0.06	(100.0)%
Adjusted EBITDA	$5,447	$7,232	(24.7)%
(1)     In the first quarter of 2024, we revised the income tax adjustment to reflect current and deferred income tax expense (benefit) and the effect of non-GAAP adjustments to better align with SEC guidance. For comparative purposes, we have revised our prior period income tax adjustments to reflect current and deferred income tax expense (benefit) and the effect of non-GAAP adjustments. Additionally, in the second quarter of 2024, we revised the income tax adjustment for the first quarter of 2024 to exclude the establishment of a valuation allowance on United States federal and state deferred tax assets.

Conference Call
GoPro management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company’s financial results.
Prior to the start of the call, the Company will post Management Commentary on the “Events & Presentations” section of its investor relations website at https://investor.gopro.com. Management will make brief opening comments before taking questions.
To listen to the live conference call, please call +1 833-470-1428 (US) or +1 404-975-4839 (International) and enter access code 955201, approximately 15 minutes prior to the start of the call. A live webcast of the conference call will be accessible on the “Events & Presentations” section of the Company’s website at https://investor.gopro.com. A recording of the webcast will be available on GoPro’s website, https://investor.gopro.com, from approximately two hours after the call through February 5, 2025.
About GoPro, Inc. (NASDAQ: GPRO)
GoPro helps the world capture and share itself in immersive and exciting ways.
GoPro has been recognized as an employer of choice by both Outside Magazine and US News & World Report for being among the best places to work. Open roles can be found on our careers page. For more information, visit GoPro.com.
Connect with GoPro on Facebook, Instagram, LinkedIn, TikTok, X, YouTube, and GoPro's blog, The Current. GoPro customers can submit their photos and videos to GoPro Awards for an opportunity to be featured on GoPro's social channels and receive gear and cash awards. Members of the press can access official logos and imagery on our press portal.
GoPro, HERO and their respective logos are trademarks or registered trademarks of GoPro, Inc. in the United States and other countries.
GoPro’s Use of Social Media
GoPro announces material financial information using the Company’s investor relations website, SEC filings, press releases, public conference calls and webcasts. GoPro may also use social media channels to communicate about the Company, its brand and other matters; these communications could be deemed material information. Investors and others are encouraged to review posts on Facebook, Instagram, LinkedIn, TikTok, X, YouTube, and GoPro’s investor relations website and blog, The Current.
Note Regarding Use of Non-GAAP Financial Measures
GoPro reports gross profit, gross margin percentage, operating expenses, operating income (loss), other income (expense), tax expense (benefit), net income (loss) and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis. Additionally, GoPro reports non-GAAP adjusted EBITDA. Non-GAAP items exclude, where applicable, the effects of stock-based compensation, acquisition-related costs, restructuring and other related costs, (gain) loss on extinguishment of debt, gain on the sale and license of intellectual property, and the tax impact of these items. When planning, forecasting, and analyzing gross margin, operating expenses, operating income (loss), other income (expense), tax expense (benefit), net income (loss) and net income (loss) per share for future periods, GoPro does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for reconciling items which are inherently difficult to predict with reasonable accuracy. A reconciliation of preliminary GAAP to non-GAAP measures has been provided in this press release, and investors are encouraged to review the reconciliation.
Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements within the meaning Section 27A of the Private Securities Litigation Reform Act. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “should,” “will,” “plan” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements in this press release may include but are not limited to statements regarding our expectations for profitability, operating expenses, revenue growth and subscription growth; expanded product roadmap, expanded retail presence, distribution and overall consumer demand for our products. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements include the inability to achieve our revenue growth or profitability in the future, and if revenue growth or profitability is achieved, the inability to sustain it; the fact that an economic downturn or economic uncertainty in our key U.S. and international markets, inflation, and fluctuations in interest rates or currency exchange rates may adversely affect consumer discretionary spending and demand for our products; the fact that our goal to grow revenue and be profitable relies upon our ability to manage expenses and grow sales from our direct-to-consumer business, our retail partners, and distributors; our ability to acquire and retain subscribers; our reliance on third-party suppliers, some of which are sole-source suppliers, to provide services and components for our products which may be impacted due to supply shortages, long lead times or other service disruptions that may lead to increased costs due to the effects of global conflicts and geopolitical issues such as the ongoing conflicts in the Middle East, Ukraine or China-Taiwan relations; our ability to maintain the value and reputation of our brand and protect our intellectual property and proprietary rights; the risk that our sales fall below our forecasts, especially during the holiday season; the risk we fail to manage our operating expenses effectively, which may result in our financial performance suffering; the fact that our profitability depends in part on further penetrating our total addressable market, and we may not be successful in doing so; the risk we are able to reduce our operating expenses and achieve profitability in 2025; the fact that we rely on sales of our cameras, mounts and accessories for substantially all of our revenue, and any decrease in the sales or change in sales mix of these products could harm our business; the risk that we may not successfully manage product introductions, product transitions, product pricing and marketing; our ability to achieve or maintain profitability if there are delays or issues in our product launches; the fact that a small number of retailers and distributors account for a substantial portion of our revenue and our level of business with them could be significantly reduced; our ability to attract, engage and retain qualified personnel; any changes to trade agreements, trade policies, tariffs, and import/export regulations; the impact of competition on our market share, revenue and profitability; the fact that we may experience fluctuating revenue, expenses and profitability in the future; risks related to inventory, purchase commitments and long-lived assets; the risk that we will encounter problems with our distribution system; the threat of a security breach or other disruption including cyberattacks; the concern that our intellectual property and proprietary rights may not adequately protect our products and services; and other factors detailed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2023, which is on file with the Securities and Exchange Commission (SEC), and as updated in filings with the SEC including the Quarterly Report on Form 10-Q for the quarter ended September 30, 2024. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. GoPro disclaims any obligation to update these forward-looking statements.

GoPro, Inc.
Preliminary Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2024	2023	2024	2023
Revenue	$258,898	$294,299	$600,591	$710,039
Cost of revenue	167,052	200,095	398,997	487,561
Gross profit	91,846	94,204	201,594	222,478

Operating expenses:
Research and development	44,328	41,708	135,872	121,796
Sales and marketing	40,686	41,254	117,185	119,215
General and administrative	14,843	15,029	44,470	47,562
Total operating expenses	99,857	97,991	297,527	288,573
Operating loss	(8,011)	(3,787)	(95,933)	(66,095)
Other income (expense):
Interest expense	(808)	(1,171)	(2,272)	(3,463)
Other income, net	2,691	1,963	4,710	7,231
Total other income, net	1,883	792	2,438	3,768
Loss before income taxes	(6,128)	(2,995)	(93,495)	(62,327)
Income tax expense (benefit)	2,083	689	301,625	(11,562)
Net loss	$(8,211)	$(3,684)	$(395,120)	$(50,765)

Basic and diluted net loss per share	$(0.05)	$(0.02)	$(2.59)	$(0.33)

Shares used to compute basic and diluted net loss per share	153,741	152,409	152,449	154,113

GoPro, Inc.
Preliminary Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$130,195	$222,708
Marketable securities	—	23,867
Accounts receivable, net	133,161	91,452
Inventory	155,259	106,266
Prepaid expenses and other current assets	35,964	38,298
Total current assets	454,579	482,591
Property and equipment, net	8,798	8,686
Operating lease right-of-use assets	15,738	18,729
Goodwill	152,351	146,459
Other long-term assets	30,137	311,486
Total assets	$661,603	$967,951

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$155,387	$102,612
Accrued expenses and other current liabilities	124,299	110,049
Short-term operating lease liabilities	10,737	10,520
Deferred revenue	54,002	55,913
Total current liabilities	344,425	279,094
Long-term taxes payable	14,628	11,199
Long-term debt	93,053	92,615
Long-term operating lease liabilities	21,475	25,527
Other long-term liabilities	4,079	3,670
Total liabilities	477,660	412,105

Stockholders’ equity:
Common stock and additional paid-in capital	1,021,590	998,373
Treasury stock, at cost	(193,231)	(193,231)
Accumulated deficit	(644,416)	(249,296)
Total stockholders’ equity	183,943	555,846
Total liabilities and stockholders’ equity	$661,603	$967,951

GoPro, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2024	2023	2024	2023
Operating activities:
Net loss	$(8,211)	$(3,684)	$(395,120)	$(50,765)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,827	1,444	4,711	5,001
Non-cash operating lease cost	1,326	5	(285)	2,133
Stock-based compensation	7,372	10,017	23,933	31,448
Deferred income taxes	49	(1,891)	296,759	(17,964)
Impairment of right-of-use assets	—	—	3,276	—
Other	(1,731)	25	(627)	(1,968)
Net changes in operating assets and liabilities	(2,876)	(7,554)	(32,689)	(44,477)
Net cash used in operating activities	(2,244)	(1,638)	(100,042)	(76,592)

Investing activities:
Purchases of property and equipment, net	(1,943)	(24)	(3,623)	(985)
Purchases of marketable securities	—	—	—	(25,782)
Maturities of marketable securities	—	44,000	24,000	134,204
Acquisition, net of cash acquired	—	—	(12,308)	—
Net cash provided by (used in) investing activities	(1,943)	43,976	8,069	107,437

Financing activities:
Proceeds from issuance of common stock	770	1,552	2,150	3,876
Taxes paid related to net share settlement of equity awards	(667)	(2,312)	(2,847)	(7,146)
Repurchase of outstanding common stock	—	(10,000)	—	(30,000)
Net cash provided by (used in) financing activities	103	(10,760)	(697)	(33,270)
Effect of exchange rate changes on cash and cash equivalents	1,243	(507)	157	(326)
Net change in cash and cash equivalents	(2,841)	31,071	(92,513)	(2,751)
Cash and cash equivalents at beginning of period	133,036	189,913	222,708	223,735
Cash and cash equivalents at end of period	$130,195	$220,984	$130,195	$220,984

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures

To supplement our unaudited selected financial data presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin percentage, operating expenses, operating income (loss), other income (expense), tax expense (benefit), net income (loss), diluted net income (loss) per share and adjusted EBITDA. We also provide forecasts of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other income (expense), non-GAAP tax expense (benefit), non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. We use non-GAAP financial measures to help us understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operational plans. Our management uses and believes that investors benefit from referring to these non-GAAP financial measures in assessing our operating results. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, the measures prepared in accordance with GAAP, and are not based on any comprehensive set of accounting rules or principles. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:
•the comparability of our on-going operating results over the periods presented;
•the ability to identify trends in our underlying business; and
•the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.
These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Some of these limitations are:
•adjusted EBITDA does not reflect income tax expense (benefit), which may change cash available to us;
•adjusted EBITDA does not reflect interest income (expense), which may reduce cash available to us;
•adjusted EBITDA excludes depreciation and amortization and, although these are non-cash charges, the property and equipment being depreciated and amortized often will have to be replaced in the future, and adjusted EBITDA does not reflect any cash capital expenditure requirements for such replacements;
•adjusted EBITDA excludes the amortization of point of purchase (POP) display assets because it is a non-cash charge, and is treated similarly to depreciation of property and equipment and amortization of acquired intangible assets;
•adjusted EBITDA and non-GAAP net income (loss) exclude restructuring and other related costs which primarily include severance-related costs, stock-based compensation expenses, manufacturing consolidation charges, facilities consolidation charges recorded in connection with restructuring actions, including right-of-use asset impairment charges (if applicable), and the related ongoing operating lease cost of those facilities recorded under ASC 842, Leases. These expenses do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of current operating performance or comparisons to the operating performance in other periods;
•adjusted EBITDA and non-GAAP net income (loss) exclude stock-based compensation expense related to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of non-GAAP net income (loss) as we believe their inclusion would hinder our ability to assess core operational performance;
•adjusted EBITDA and non-GAAP net income (loss) excludes any gain or loss on the extinguishment of debt because it is not reflective of ongoing operating results in the period, and the frequency and amount of such gains and losses vary;
•non-GAAP net income (loss) excludes acquisition-related costs including the amortization of acquired intangible assets (primarily consisting of acquired technology), the impairment of acquired intangible assets (if applicable), as well as third-party transaction costs incurred for legal and other professional services. These costs are not factored into our evaluation of potential acquisitions, or of our performance after completion of the acquisitions because these costs are not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such costs vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired. Although we exclude the amortization of acquired intangible assets from our non-GAAP net income (loss), management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and can contribute to revenue generation;
•non-GAAP net income (loss) excludes a gain on the sale and/or license of intellectual property. This gain is not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such gains are inconsistent;
•non-GAAP net income (loss) includes income tax adjustments. In the first quarter of 2024, we revised our income tax adjustments to reflect the current and deferred income tax expense (benefit) and the effect of non-GAAP adjustments to better align with SEC guidance. For comparative purposes, we have revised the prior year income tax adjustments to reflect current and deferred income tax expense (benefit) and the effect of non-GAAP adjustments. Additionally, in the second quarter of 2024, we revised the first quarter of 2024 income tax adjustment to exclude the establishment of a valuation allowance on the United States federal and state deferred tax assets;
•GAAP and non-GAAP net income (loss) per share includes the dilutive, tax effected cash interest expense associated with our 2025 Notes in periods of net income, as if converted at the beginning of the period; and
•other companies may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliations of non-GAAP financial measures are set forth below:

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share data)	2024	2023	2024	2023
GAAP net loss	$(8,211)	$(3,684)	$(395,120)	$(50,765)
Stock-based compensation:
Cost of revenue	349	500	1,103	1,496
Research and development	3,669	4,713	11,950	14,381
Sales and marketing	1,603	2,125	4,892	6,662
General and administrative	1,751	2,679	5,988	8,909
Total stock-based compensation	7,372	10,017	23,933	31,448

Acquisition-related costs:
Research and development	469	—	1,094	—
General and administrative	15	—	796	—
Total acquisition-related costs	484	—	1,890	—

Restructuring and other costs:
Cost of revenue	—	(23)	137	(248)
Research and development	679	(262)	2,941	(677)
Sales and marketing	314	(132)	1,612	(356)
General and administrative	112	(68)	1,061	(180)
Total restructuring and other costs	1,105	(485)	5,751	(1,461)

Gain on sale and/or license of intellectual property	(999)	—	(999)	—
Income tax adjustments (1)	(214)	3,148	8,546	(3,639)
Non-GAAP net income (loss)	$(463)	$8,996	$(355,999)	$(24,417)

Non-GAAP net income (loss) - basic	$(463)	$8,996	$(355,999)	$(24,417)
Add: Interest on convertible notes, tax effected	—	461	—	—
Non-GAAP net income (loss) - diluted	$(463)	$9,457	$(355,999)	$(24,417)

GAAP shares for diluted net loss per share	153,741	152,409	152,449	154,113
Add: Effect of non-GAAP dilutive securities	—	16,272	—	—
Non-GAAP shares for diluted net income (loss) per share	153,741	168,681	152,449	154,113

GAAP diluted net loss per share	$(0.05)	$(0.02)	$(2.59)	$(0.33)
Non-GAAP diluted net income (loss) per share	$(0.00)	$0.06	$(2.34)	$(0.16)
(1)     In the first quarter of 2024, we revised the income tax adjustment to reflect current and deferred income tax expense (benefit) and the effect of non-GAAP adjustments to better align with SEC guidance. For comparative purposes, we have revised our prior period income tax adjustments to reflect current and deferred income tax expense (benefit) and the effect of non-GAAP adjustments. Additionally, in the second quarter of 2024, we revised the first quarter of 2024 income tax adjustment to exclude the establishment of a valuation allowance on United States federal and state deferred tax assets.

	Three months ended September 30,		Nine months ended September 30,
(dollars in thousands)	2024	2023	2024	2023
GAAP gross margin as a % of revenue	35.5%	32.0%	33.6%	31.3%
Stock-based compensation	0.1	0.2	0.2	0.2
Non-GAAP gross margin as a % of revenue	35.6%	32.2%	33.8%	31.5%

GAAP operating expenses	$99,857	$97,991	$297,527	$288,573
Stock-based compensation	(7,023)	(9,517)	(22,830)	(29,952)
Acquisition-related costs	(484)	—	(1,890)	—
Restructuring and other costs	(1,105)	462	(5,614)	1,213
Non-GAAP operating expenses	$91,245	$88,936	$267,193	$259,834

GAAP operating loss	$(8,011)	$(3,787)	$(95,933)	$(66,095)
Stock-based compensation	7,372	10,017	23,933	31,448
Acquisition-related costs	484	—	1,890	—
Restructuring and other costs	1,105	(485)	5,751	(1,461)
Non-GAAP operating income (loss)	$950	$5,745	$(64,359)	$(36,108)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2024	2023	2024	2023
GAAP net loss	$(8,211)	$(3,684)	$(395,120)	$(50,765)
Income tax expense (benefit)	2,083	689	301,625	(11,562)
Interest income, net	(152)	(1,208)	(1,667)	(4,526)
Depreciation and amortization	1,826	1,444	4,710	5,001
POP display amortization	1,424	459	3,488	1,281
Stock-based compensation	7,372	10,017	23,933	31,448
Restructuring and other costs	1,105	(485)	5,751	(1,461)
Adjusted EBITDA	$5,447	$7,232	$(57,280)	$(30,584)

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